Exhibit 99.2

News Release

Babcock & Wilcox Closes Sale of its

Diamond Power International Business

(AKRON, Ohio – July 31, 2025) – Babcock & Wilcox Enterprises, Inc. (NYSE: BW) announced today the closing of the previously announced sale of its Diamond Power International business to Austria-based Andritz AG for $177 million, subject to customary adjustments and expenses.

About Babcock & Wilcox

Headquartered in Akron, Ohio, Babcock & Wilcox Enterprises, Inc. is a leader in energy and environmental products and services for power and industrial markets worldwide. Follow us on LinkedIn and learn more at babcock.com.

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Investor Contact:	Media Contact:
Investor Relations	Ryan Cornell
Babcock & Wilcox	Public Relations
704.625.4944	Babcock & Wilcox
investors@babcock.com	330.860.1345
rscornell@babcock.com